UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 28, 2021

BOISE CASCADE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-35805	20-1496201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 West Jefferson Street, Suite 300
Boise, Idaho 83702-5389
(Address of principal executive offices) (Zip Code)

(208) 384-6161
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BCC	New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement.

On July 28, 2021, Boise Cascade Company (the "Company") closed its previously disclosed purchase of a group annuity contract (the “Contract”) from The Prudential Insurance Company of America (“Prudential”). The purchase was made pursuant to the terms of the commitment letter, dated as of August 5, 2020, by and between the Company and Prudential. Pursuant to the Contract, the Company transferred to Prudential the future benefit obligations and annuity administration for all remaining plan participants (or their beneficiaries) of its qualified defined benefit pension plan. Under the Contract, Prudential agreed to irrevocably make the annuity payments due thereunder and not seek to cancel or rescind the Contract. Prudential commenced benefit payments to these retirees on January 1, 2021. The Contract is deemed effective August 6, 2020, which is the date on which the Company paid the total premium amount to Prudential. The total premium paid from plan assets to Prudential was approximately $210 million. The Contract will terminate on the date that no further annuity payments are due under the Contract.

The foregoing description of the Contract does not purport to be complete and is qualified in its entirety by the provisions of the Contract, which will be filed by the Company as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021.

Item 7.01    Regulation FD Disclosure.

On July 29, 2021, the Company issued a press release announcing that its Board of Directors had declared a quarterly dividend of $0.10 per share to holders of its common stock, payable on September 15, 2021 to stockholders of record on September 1, 2021. The press release is furnished hereto as Exhibit 99.1 and incorporated by reference into this Item 7.01.

The information in this Item 7.01 of Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description of Exhibit
99.1	Press Release, dated July 29, 2021 issued by the Company.

101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE COMPANY

	By	/s/ Jill Twedt
Jill Twedt Senior Vice President, General Counsel and Secretary
Date: July 29, 2021